1561 8th Street Manhattan Beach, CA 90266 Tel: (310) 376-2223
Guru Denim, Inc. dba True Religion Brand Jean

May 20, 2003

Jameric Inc.
408 South Spring St. #PH
Los Angeles, CA 90013
Attn: Tony Shibata

Exclusivity Agreement for the Territory of Japan

Dear Tony:

Please accept this letter as an Exclusivity Agreement between Guru Denim, Inc. dba True Religion Brand Jeans and Jameric Inc., for duration of two (2) years effective immediately.

This Agreement is renewable in two (2) years - May 20, 2005) solely on my discretion.

Upon execution of this agreement you will be the sole territorial representative for Guru Denim, Inc.

Also please be advised that all Intellectual Property associated with Guru Denim, Inc. is considered confidential.

Please sign this agreement and fax a copy for our file.

Yours very truly,

Guru Denim, Inc.

/s/ Jeffrey Lubell
CEO/President
/s/ Jeffrey Lubell May 23, 2003	/s/ Tony Shibata May 23, 2003

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